Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2023 FIRST QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – May 9, 2023 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2023.

“We followed up a strong full year 2022 with 2023 first quarter results that included a 32% increase in total revenues reflecting quarter-over-quarter growth for our Air Pollution Control (APC) and FUEL CHEM® business segments, $5.2 million of new APC contract awards, and a significant leadership appointment at our Dissolved Gas Infusion (DGITM) technology business segment,” said Vincent J. Arnone, President and CEO. “We generated positive cash from operations, and ended the first quarter with $33.8 million in cash and investments and no long-term debt. We remain optimistic about our outlook for the year and continue to expect that total revenue for full year 2023 will improve modestly from 2022.”

He continued, “Within APC, we are having more meaningful conversations with potential utility and industrial clients following the March 2023 ruling by the U.S. Environmental Protection Agency to reduce emissions of nitrogen oxides (NOx) from power plants and certain industrial facilities in 23 states. This rule, known as the Good Neighbor Plan, allows these facilities to comply with the 2015 National Ambient Air Quality Standards. We expect that over time any such awards would benefit our SCR, SNCR and ULTRA emissions control solutions. In FUEL CHEM, we are implementing new marketing strategies to reintroduce the benefits of our chemical technology program to domestic coal-fired utilities while pursuing targeted international opportunities. We continue to expect that FUEL CHEM will show a modest decline in revenue for the year driven by reduced usage compared to 2022 and an expected plant closure, however, gross margins should align with historic levels.”

Mr. Arnone concluded, “Our DGI segment continues to evolve and make meaningful advancements towards commercialization with a goal of securing our first contracts this year, and the addition of Bill Decker last month to the Fuel Tech team will bolster our efforts. To that end, we expect to commence an on-site demonstration using our small-scale dissolved oxygen infusion system at a customer site for one of our targeted markets in the United States late in the second quarter of 2023 or early in the third.”

Q1 2023 Consolidated Results Overview

Consolidated revenues for the first quarter ended March 31, 2023 (“Q1 2023”) rose 31.7% to $7.3 million from $5.5 million in the first quarter ended March 31, 2022 (“Q1 2022”), reflecting higher revenues at APC and FUEL CHEM.

Consolidated gross margin for Q1 2023 was 38.5% of revenues compared to 41.4% of revenues in Q1 2022, reflecting changes in product and project mix.

SG&A expenses rose to $3.2 million from $3.1 million in Q1 2022, reflecting higher employee-related expenses partially offset by lower administrative costs and depreciation. As a percentage of consolidated revenues, SG&A expenses declined to 45% from 55%.

Operating loss for the quarter was $(0.7) million compared to an operating loss of $(1.0) million in Q1 2022.

Interest income improved to $0.3 million from $0.001 million in Q1 2022, reflecting higher interest rates on held-to-maturity debt securities and money market funds.

Net loss in Q1 2023 narrowed to $(0.4) million, or $(0.01) per share, from a net loss of $(1.0) million, or $(0.03) per share, in Q1 2022.

Consolidated APC segment backlog at March 31, 2023 was $7.6 million compared to $8.2 million at December 31, 2022.

APC revenues increased to $3.6 million from $2.2 million in Q1 2022 with gross margin of 27.1% compared to 35.2%, due primarily to the timing of project execution.

FUEL CHEM segment revenues rose to $3.7 million from $3.3 million in Q1 2022 due to increased demand, with gross margin improving to 49.4% from 45.5% in Q1 2022.

Adjusted EBITDA loss was $(0.6) million in Q1 2023 compared to Adjusted EBITDA loss of $(0.9) million in Q1 2022.

Financial Condition

At March 31, 2023, cash and cash equivalents were $15.7 million, short-term investments were $11.1 million, and long-term investments totaled $7.1 million. Stockholders’ equity at March 31, 2023 was $44.6 million, or $1.47 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, May 10, 2023 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$15,698	$23,328
Short-term investments	11,067	2,981
Accounts receivable, net	6,755	7,729
Inventories, net	509	392
Prepaid expenses and other current assets	1,350	1,395
Total current assets	35,379	35,825
Property and equipment, net of accumulated depreciation of $18,646 and $18,557, respectively	4,370	4,435
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $418 and $406, respectively	401	397
Right-of-use operating lease assets, net	166	197
Long-term investments	7,054	6,360
Other assets	796	794
Total assets	$50,282	$50,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,651	$2,710
Accrued liabilities:
Operating lease liabilities - current	109	125
Employee compensation	588	1,105
Other accrued liabilities	827	826
Total current liabilities	5,175	4,766
Operating lease liabilities - non-current	51	66
Deferred income taxes, net	177	177
Other liabilities	277	274
Total liabilities	5,680	5,283
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,272,303 and 31,272,303 shares issued, and 30,296,297 and 30,296,297 shares outstanding, respectively	313	313
Additional paid-in capital	164,511	164,422
Accumulated deficit	(116,405)	(115,991)
Accumulated other comprehensive loss	(1,642)	(1,728)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,251)	(2,251)
Total stockholders’ equity	44,602	44,841
Total liabilities and stockholders’ equity	$50,282	$50,124

See notes to condensed consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended
	March 31,
	2023	2022
Revenues	$7,287	$5,535
Costs and expenses:
Cost of sales	4,482	3,245
Selling, general and administrative	3,245	3,054
Research and development	218	220
	7,945	6,519
Operating loss	(658)	(984)
Interest expense	(5)	(5)
Interest income	339	1
Other expense, net	(90)	(10)
Loss before income taxes	(414)	(998)
Income tax expense	—	—
Net loss	$(414)	$(998)
Net loss per common share:
Basic net loss per common share	$(0.01)	$(0.03)
Diluted net loss per common share	$(0.01)	$(0.03)
Weighted-average number of common shares outstanding:
Basic	30,296,000	30,267,000
Diluted	30,296,000	30,267,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(414)	$(998)
Other comprehensive income (loss):
Foreign currency translation adjustments	86	(70)
Comprehensive loss	$(328)	$(1,068)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2023	2022
Operating Activities
Net loss	$(414)	$(998)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	79	94
Amortization	11	14
Non-cash interest income on held-to-maturity securities	(95)	—
Provision for doubtful accounts, net of recoveries	—	(25)
Stock-based compensation, net of forfeitures	89	18
Changes in operating assets and liabilities:
Accounts receivable	990	(1,520)
Inventories	(116)	(13)
Prepaid expenses, other current assets and other non-current assets	51	(3)
Accounts payable	934	682
Accrued liabilities and other non-current liabilities	(519)	5
Net cash provided by (used in) operating activities	1,010	(1,746)
Investing Activities
Purchases of equipment and patents	(30)	(53)
Purchases of debt securities	(9,685)	—
Maturities of debt securities	1,000	—
Net cash used in investing activities	(8,715)	(53)
Financing Activities
Taxes paid on behalf of equity award participants	—	(17)
Net cash used in financing activities	—	(17)
Effect of exchange rate fluctuations on cash	75	2
Net decrease in cash, cash equivalents and restricted cash	(7,630)	(1,814)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period (Note 2)	23,328	37,054
Cash, cash equivalents and restricted cash at end of period (Note 2)	$15,698	$35,240

See notes to condensed consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations are provided below:

	Air Pollution	FUEL CHEM
Three months ended March 31, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$3,559	$3,728	$—	$7,287
Cost of sales	(2,594)	(1,888)	—	(4,482)
Gross margin	965	1,840	—	2,805
Selling, general and administrative	—	—	(3,245)	(3,245)
Research and development	—	—	(218)	(218)
Operating income (loss) from operations	$965	$1,840	$(3,463)	$(658)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,204	$3,331	$—	$5,535
Cost of sales	(1,429)	(1,816)	—	(3,245)
Gross margin	775	1,515	—	2,290
Selling, general and administrative	—	—	(3,054)	(3,054)
Research and development	—	—	(220)	(220)
Operating income (loss) from operations	$775	$1,515	$(3,274)	$(984)

Fuel Tech, Inc.

Geographic Segment Financial Data

(Unaudited)

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended
	March 31,
	2023	2022
Revenues:
United States	$5,981	$3,688
Foreign	1,306	1,847
	$7,287	$5,535

	March 31,	December 31,
	2023	2022
Assets:
United States	$46,893	$47,007
Foreign	3,389	3,117
	$50,282	$50,124

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Net Loss	$(414)	$(998)
Interest (income) expense, net	(334)	4
Depreciation expense	79	94
Amortization expense	11	14
EBITDA	(658)	(886)
Stock compensation expense	89	18
ADJUSTED EBITDA	$(569)	$(868)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.